UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 2, 2009

Norwood Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Main Street, Honesdale, Pennsylvania	18431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(570) 253-1455

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

NORWOOD FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2009, the Registrant announced that President and Chief Executive Officer, William W. Davis, Jr. had informed the Registrant of his intention to retire from those positions effective December 31, 2009. Mr. Davis will continue to serve on the Board of Directors and has agreed to provide consulting services to the Registrant for six months following his retirement.

The Registrant also announced that Executive Vice President and Chief Financial Officer Lewis J. Critelli, Jr. will be appointed President and Chief Executive Officer effective upon Mr. Davis’s retirement. Mr. Critelli, age 50, has served as Executive Vice President and Chief Financial Officer of the Registrant since 1998. It is anticipated that Mr. Critelli will enter into a new employment agreement on essentially the same terms as Mr. Davis’s contract, effective with his appointment. This agreement will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. For further information, reference is made to the Registrant’s press releases, dated December 2, 2009, which are filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)	The following exhibits are filed with this report.

Number	Description

99.1	Press Releases, dated December 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP.
Date: December 2, 2009	By:	/s/ William W. Davis, Jr.
William W. Davis, Jr. President and Chief Executive Officer (Duly Authorized Representative)